      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2001
                                                       REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                                   AWARE, INC.
             (Exact name of registrant as specified in its charter)

MASSACHUSETTS                                                         04-2911026
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)

40 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS                              01730
(Address of principal executive offices)                              (Zip code)

                                   AWARE, INC.
                          2001 NONQUALIFIED STOCK PLAN
                            (Full title of the plan)

                              --------------------
                               MICHAEL A. TZANNES
                             CHIEF EXECUTIVE OFFICER
                                   AWARE, INC.
                              40 MIDDLESEX TURNPIKE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and address of agent for service)

                                 (781) 276-4000
          (Telephone number, including area code, of agent for service)
                              --------------------

                                 WITH COPIES TO:
                              WILLIAM R. KOLB, ESQ.
                              JOHN D. HANCOCK, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

======================= ======================== ======================= ===================== =====================
       TITLE OF                 AMOUNT              PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
   SECURITIES TO BE              TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
      REGISTERED              REGISTERED               PER SHARE            OFFERING PRICE             FEE
----------------------- ------------------------ ----------------------- --------------------- ---------------------
    common stock,
   $0.01 par value           755,635 shares (1)        $8.10 (2)              $6,120,644              $1,531
----------------------- ------------------------ ----------------------- --------------------- ---------------------
    common stock,
   $0.01 par value         2,244,365 shares (3)        $9.99 (4)             $22,421,207              $5,606
----------------------- ------------------------ ----------------------- --------------------- ---------------------
      Total...............................................................................            $7,137
============================================================================================== =====================

(1) Represents shares of common stock issuable upon the exercise of outstanding stock options granted under the Aware, Inc. 2001 Nonqualified Stock Plan.
(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the awards outstanding under the plan.
(3) Represents shares of common stock issuable upon exercise of stock options and other stock-based awards available for grant under the Aware, Inc. 2001 Nonqualified Stock Plan.
(4) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on May 23, 2001.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Aware with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) Aware's annual report on Form 10-K for the year ended December 31, 2000.

         (b) Aware's quarterly report on Form 10-Q for the three months ended March 31, 2001; and

         (c) The description of Aware's common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on August 8, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by Aware pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for Aware by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6A of Aware's Amended and Restated Articles of Organization eliminates the personal liability of Aware's directors to the fullest extent permitted by law. Section 13(b)(1 1/2) of chapter 156B of the Massachusetts General Laws (the "Massachusetts Business Corporation Law") provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but that provision does not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (4) for any transaction from which the director derived an improper personal benefit.

         Section 5.8 of Aware's By-Laws, as amended to date, provides that Aware shall indemnify and hold harmless each of its directors and officers (as well as any former director or officer) to the fullest extent permitted by law against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer or director of Aware or by reason of his alleged acts or omissions as an officer or director of Aware, except in relation to matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office.

         Section 5.8 further provides that Aware shall indemnify and reimburse each such officer and director against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he had ceased being an officer or director of Aware, except in relation to such matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office, provided that Aware prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the board of directors, to be for the best interest of Aware, evidenced by a resolution to that effect after receipt by Aware of a written opinion of counsel for Aware that such officer or director has not been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment.

         Section 5.8 further provides that the right of indemnification provided thereby shall not be exclusive of any rights to which any officer or director may otherwise be lawfully entitled, and may be incorporated into individual indemnification agreements between Aware and any officer or director. Aware has entered into separate indemnification agreements with some of its current directors and officers and various former directors and officers of Aware. Under these agreements, Aware has agreed to indemnify each director and officer to the fullest extent permitted by law from claims to which he may become subject by reason of his service or actions as a director or officer of Aware, except as to matters as to which he shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. The agreements also contain provisions regarding reimbursement of expenses incurred in connection with such claims.

         Section 67 of Chapter 156B of the Massachusetts General Laws also authorizes Massachusetts corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization, or with respect to an employee benefit plan, against any liability incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

         Aware has a directors' and officers' liability insurance policy that insures Aware's directors and officers against certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  4.1*            Amended and restated articles of organization of Aware.
  4.2*            Amended and restated by-laws of Aware.
  4.3*            Specimen certificate for common stock of Aware.
  5.1             Opinion of Foley, Hoag & Eliot LLP.
 23.1             Consent of Foley, Hoag & Eliot LLP (contained in Exhibit 5.1).
 23.2             Consent of PricewaterhouseCoopers LLP.
 23.3             Consent of Deloitte & Touche LLP.
 24.1             Power of attorney (contained on the signature page of this registration statement).

* Incorporated by reference to Aware's registration statement on Form S-1, file number 333-6807.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Massachusetts, as of May 31, 2001.

                                 AWARE, INC.


                                 By:   /s/ Richard P. Moberg
                                     -------------------------------------------
                                     Richard P. Moberg
                                     Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Michael A. Tzannes and Richard P. Moberg, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of May 31, 2001.


              SIGNATURE                                          TITLE
              ---------                                          -----
          /s/ John K. Kerr                 Chairman of the Board of Directors
--------------------------------------
John K. Kerr

       /s/ Michael A. Tzannes              Chief Executive Officer and Director
--------------------------------------     (PRINCIPAL EXECUTIVE OFFICER)
Michael A. Tzannes

        /s/ Edmund C. Reiter               President and Director
--------------------------------------
Edmund C. Reiter

        /s/ Richard P. Moberg              Chief Financial Officer and Treasurer
--------------------------------------     (PRINCIPAL FINANCIAL AND ACCOUNTING
Richard P. Moberg                          OFFICER)


          /s/ David Ehreth                 Director
--------------------------------------
David Ehreth

      /s/ G. David Forney, Jr.             Director
-------------------------------------
G. David Forney, Jr.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
   4.1*           Amended and restated articles of organization of Aware.
   4.2*           Amended and restated by-laws of Aware.
   4.3*           Specimen certificate for common stock of Aware.
   5.1            Opinion of Foley, Hoag & Eliot LLP.
  23.1            Consent of Foley, Hoag & Eliot LLP (contained in Exhibit 5.1).
  23.2            Consent of PricewaterhouseCoopers LLP.
  23.3            Consent of Deloitte & Touche LLP.
  24.1            Power of attorney (contained on the signature page of this registration statement).

* Incorporated by reference to Aware's registration statement on Form S-1, file number 333-6807.